2022 company and segment sales revenue by end-use market

Additives & Functional Products

2022 revenue by end-use market


Other markets 17%
Personal care and wellness 16%
Transportation 15%
Water treatment and energy 12%
Food, feed and agriculture 12%
Building and construction 11%
Consumables 10%
Durables and electronics 7%

Advanced Materials

2022 revenue by end-use market


Other markets 4%
Transportation 31%
Durables and electronics 24%
Medical and pharma 15%
Building and construction 13%
Consumables 7%
Personal care and wellness 6%

Chemical Intermediates

2022 revenue by end-use market


Other markets 22%
Industrial chemicals 22%
Building and construction 14%
Food, feed and agriculture 13%
Durables and electronics 9%
Water treatment and energy 8%
Consumables 7%
Medical and pharma 5%

Eastman

2022 revenue[1] by end-use market


Other markets 11%
Transportation 15%
Durables and electronics 12%
Building and construction 12%
Consumables 8%
Food, feed and agriculture 8%
Filter media 8%
Personal care and wellness 7%
Medical and pharma 7%
Industrial chemicals 6%
Water treatment and energy 6%

[1] *Excludes revenue from adhesive resins product lines divested in the second quarter of 2022*

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